Exhibit 99.1

Trimble Inc. 935 Stewart Drive Sunnyvale, CA 94085 +1 408.481.8000 +1 408.481.8488 fax

Trimble Completes Acquisition of Viewpoint

SUNNYVALE, Calif., July 2, 2018—Trimble (NASDAQ: TRMB) announced today that it has completed its previously announced acquisition of Viewpoint. Viewpoint is a leading provider of scalable construction management software, which integrates contractors’ financial and resource management with project operations, jobsite and field. Trimble funded the transaction using a combination of senior notes, term loan, existing credit facilities and cash on hand.

Viewpoint will be reported as part of Trimble’s Buildings and Infrastructure Segment.

About Viewpoint

Viewpoint is a leading global provider of integrated software solutions for the construction industry. Viewpoint software enables customers to integrate operations across the office, team and field to improve project profitability, enhance productivity, manage risk and effectively collaborate across a broad ecosystem that includes owners, general contractors, subcontractors, project managers, architects, engineers and more. Viewpoint is driving innovations that are transforming the construction industry by fully integrating operations across financial and HR systems, project management tools and mobile field solutions. Viewpoint’s nearly 8,000 clients include more than 40 percent of the ENR 400, and more than 30 percent of the ENR 600. With over 700 employees, Viewpoint is headquartered in Portland, Oregon with major offices in Newcastle, England and Sydney, Australia. For more information, visit: www.viewpoint.com.

About Trimble

Trimble is transforming the way the world works by delivering products and services that connect the physical and digital worlds. Core technologies in positioning, modeling, connectivity and data analytics enable customers to improve productivity, quality, safety and sustainability. From purpose built products to enterprise lifecycle solutions, Trimble software, hardware and services are transforming industries such as agriculture, construction, geospatial and transportation and logistics. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.

Safeharbor

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the ability of Viewpoint to improve project profitability, enhance productivity, manage risk and effectively collaborate across a broad ecosystem. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) failure to realize the anticipated benefits of the acquisition, (ii) Trimble’s inability to successfully integrate Viewpoint’s solutions with Trimble’s construction solutions to deliver enhanced product offerings, (iii) unexpected expenditures or assumed liabilities that may be incurred as a result of the acquisition, (iv) loss of key employees or customers following the acquisition, (v) unanticipated difficulties in conforming business practices, including accounting policies, procedures, internal controls, and financial records of Viewpoint with Trimble. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including Trimble’s quarterly reports on Form 10-Q and its annual report on Form 10-K, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect Trimble’s position as of the date of this news release. Trimble expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in Trimble’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

FTRMB

Contacts:

Michael Leyba

Investor Relations

+1 303-635-8551

michael_leyba@trimble.com

Lea Ann McNabb

Media

+1 408-481-7808

leaann_mcnabb@trimble.com